Exhibit 10.3

TRANSITION SERVICES AGREEMENT
This TRANSITION SERVICES AGREEMENT (this "Agreement") is made as of January 31, 2015 by and between LCA-Vision Inc., a Delaware corporation (the "Company"), and PhotoMedex, Inc., a Nevada corporation ("Seller" and, together with the Company, the "Parties" and each individually, a "Party").  Capitalized terms used but not expressly defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement (as defined below).
WHEREAS, contemporaneously with the execution of this Agreement, Seller, the Company, and Vision Acquisition LLC, a Delaware limited liability company ("Buyer"), are  entering into a Stock Purchase Agreement (the "Purchase Agreement"), pursuant to which Buyer is acquiring from Seller all of the issued and outstanding shares of the Company, among other transactions contemplated therein.
WHEREAS, as of the date hereof, the Company provides certain services to Seller and Seller provides certain services to the Company;
WHEREAS, in order to ensure an orderly transition of the Company to Buyer and as a condition to consummating the transactions contemplated by the Purchase Agreement,  the Company and Seller have agreed to enter into this Agreement, pursuant to which each of the Company and Seller shall make available to the other certain services as more specifically set forth herein and on Exhibit A, on a transitional basis substantially consistent with the recent historical provision of such services, subject to the terms and conditions set forth herein; and
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
1.	PROVISION OF SERVICES
(a)            The Company shall provide to Seller each of the services listed on Exhibit A (collectively, the "Transition Services"), and Seller shall provide to the Company strategic support and related services in connection with the Company's marketing and advertising strategy and optometric co-management activities and the effective operational integration of future services to the Company's centers (the "Support Services" and, together with the Transition Services, the "Services"), in each case, for a period of  sixty (60) days from the date hereof (the "Term"), terminable as provided herein.  It is understood by the Parties that the quantity of Services to be provided under this Agreement shall be substantially consistent with the recent historical provision of the applicable Service by the relevant Party to the other Party.  The obligations of each Party to provide Services to the other Party shall terminate upon the expiration of the Term; provided, however, that if Seller requests, and the Company agrees (at its sole discretion), in writing, that the Company continue to provide any of the Transition Services after the expiration of the Term, such Transition Services so provided by the Company shall continue to constitute Transition Services under this Agreement and shall be subject in all material respects to the provisions of this Agreement for the duration of the agreed upon extension period (except as otherwise agreed by the Parties in writing in connection with the grant of any such extension).
(b)            Each Party agrees to continue to assign reasonably sufficient resources and qualified personnel as are reasonably required to provide the Services in a manner substantially consistent with the recent historical provision of the Services to the other Party. Without limiting the generality of the foregoing, each Party will use commercially reasonable efforts to ensure such personnel providing the applicable Service(s) to the other Party during the Term have at least reasonably comparable skill and experience to the personnel providing such Service(s) prior to the date hereof.  The Company may not subcontract to a third party, or otherwise make arrangements for a third party to provide to Seller, any of the Transition Services without the prior written consent of Seller.

2.	PRICING, BILLING AND PAYMENT
(a)            For such time as any employees of a Party providing Services (the "Providing Party") to the other Party (the "Receiving Party") are providing any Services under this Agreement, (a) such employees will remain employees of the Providing Party and shall not be deemed to be employees of the Receiving Party for any purpose, and (b) the Providing Party shall be solely responsible for the payment and provision of all wages, bonuses and commissions, employee benefits, including severance and worker's compensation, and the withholding and payment of applicable Taxes relating to such employment.

(b)             As consideration for the provision of Services hereunder, during the Term, the Receiving Party shall reimburse the Providing Party only for the reasonable and documented out-of-pocket costs and expenses, if any, reasonably incurred by the Providing Party in providing such Services, but excluding payments made to employees of the Providing Party pursuant to Section 2(a) (the "Expenses"); provided, however, that notwithstanding any provision herein to the contrary, each Party shall only be required to reimburse the other Party for Expenses to the extent such Party has agreed in writing in advance to reimburse the other Party for such Expenses. The Receiving Party shall pay the Providing Party for all such Expenses in accordance with the invoicing procedures set forth below.  In the event the Parties agree to extend the provision of the Transition Services to Seller beyond the Term (as provided in Section 1(a) above), commencing on the date that is sixty (60) days from the date hereof, Seller shall pay to the Company in advance such other fees in respect of the Transition Services as may be agreed by the Parties during such sixty (60) day period.

(c)              Each Party shall provide the other Party with bi-monthly invoices (each, an "Invoice"), which shall set forth in reasonable detail the Expenses, if any, for each applicable Service for the relevant period and shall provide to the other Party, upon such Party's reasonable request,  reasonable evidence and supporting documentation for all such Expenses.  The Expenses shall be payable by the Receiving Party to the Providing Party no later than ten (10) days after the Receiving Party's receipt of an Invoice.

(d)            In the event of an Invoice dispute, the Receiving Party shall deliver a written statement to the Providing Party no later than the date payment is due on the disputed Invoice listing all disputed items and providing a reasonably detailed description of each disputed item.  Amounts not so disputed shall be deemed accepted and shall be paid, notwithstanding disputes on other items, within in the period set forth in Section 2(c).  The Parties shall seek to resolve all such disputes expeditiously and in good faith, and the Providing Party shall continue providing the Services in accordance with this Agreement pending resolution of any dispute; provided, however, that all past due amounts shall accrue interest at the daily equivalent rate of 10% per annum and Receiving Party shall be liable for all costs of collection, including reasonable attorney fees.
3.	WARRANTY, LIABILITY AND INDEMNITY
(a)            Each Party represents, warrants and covenants that the Services provided by it shall be provided (i) in good faith, in accordance with applicable Legal Requirements, (ii) in a manner substantially consistent with the recent historical provision of such Services, and (iii) with a reasonably comparable level of care, skill and prudence historically provided (including as to the nature, quality and service levels), but in any event, with no less than a commercially reasonable degree of care, skill and prudence.

(b)            In no event shall either Party have any liability to the other Party under any provision of this Agreement for any punitive, incidental or special damages.

4.	FORCE MAJEURE
A Providing Party shall not be responsible for failure or delay in delivery of any Service, nor shall a Receiving Party be responsible for failure or delay in receiving such Service, if caused by an act of God or public enemy, war, government acts, regulations or orders, fire, flood, embargo, quarantine, epidemic, labor stoppages or other disruptions or any other event which is beyond the reasonable control of the defaulting Party.  The Party suffering a force majeure event shall notify the other Party as soon as reasonably practicable and the Providing Party shall resume the performance of its obligations as soon as reasonably practicable after the removal of the cause of the failure or delay.
5.	PROPRIETARY INFORMATION AND RIGHTS
Each Party acknowledges that the other possesses, and will continue to possess, information that has been created, discovered or developed by such Party and/or in which property rights have been assigned or otherwise conveyed to such Party, which information has commercial value and is not in the public domain.  The proprietary information of each Party will be and remain the sole property of such Party and its assigns.  Each Party shall use the same degree of care that it normally uses to protect its own proprietary information, but no less than a reasonable degree of care, to prevent the disclosure to third parties of information that has been identified as proprietary to such Party from the other Party or that should be understood to be proprietary based on the nature of the information and the manner of its disclosure.  Neither Party shall make any use of the information of the other which has been identified as proprietary, or that should be understood to be proprietary based on the nature of the information and the manner of its disclosure, except as contemplated or required by the terms of this Agreement.  Notwithstanding the foregoing, this Section 5 shall not apply to any information that a Party can demonstrate: was (a) at the time of disclosure to it, in the public domain through no fault of such

Party; (b) received hereunder after disclosure to it from a third party without a duty of confidentiality; or (c) independently developed by the receiving Party.  Upon demand of the disclosing Party at any time, or upon expiration or termination of this Agreement with respect to any Service, the receiving Party agrees to promptly return or destroy, at the disclosing Party's option, any proprietary information of the disclosing Party.  If any such proprietary information cannot feasibly be returned or destroyed, the receiving Party shall continue to hold such proprietary information in confidence with the same degree of care that it normally uses to protect its own proprietary information, but no less than a reasonable degree of care.
6.	TERMINATION
(a)            This is a master agreement and shall be construed as a separate and independent agreement for each and every Service provided under this Agreement.  Either Party may terminate this Agreement with respect to any Service(s) being provided to it by the other Party at any time, effective immediately, upon written notice to the other Party that it no longer requests or requires such Service(s).  For the avoidance of doubt, a Party may not, at any time during the Term, terminate this Agreement with respect to any Service(s) it is providing to the other Party.  Any termination of this Agreement with respect to any Service shall not terminate this Agreement with respect to any other Service(s) then being provided pursuant to this Agreement.  Except as may otherwise be agreed by the Parties pursuant to Section 1(a) above, this Agreement shall terminate in its entirety sixty (60) days from the date hereof.

(b)            The following provisions shall survive any termination or expiration of this Agreement: Section 2 (to the extent any Expenses have not yet been paid), Section 3, and Sections 5 – 15.

(c)            Following any termination or expiration of this Agreement, each Party shall cooperate in good faith with the other to transfer and/or retain all records and take all other actions reasonably necessary to provide the other Party and their respective successors and assigns with sufficient information in the form reasonably requested by such Party, or their respective successors and assigns, as the case may be, to help ensure such Party may make alternative service arrangements substantially consistent with those contemplated by this Agreement (but without regard to the costs that may be associated therewith).

7.	NO IMPLIED ASSIGNMENTS OR LICENSES; FREEDOM TO HIRE
(a)            Nothing in this Agreement is to be construed as an assignment or grant of any right, title or interest in any trademark, copyright, design or trade dress, patent right or other intellectual or industrial property right.

(b)            Seller shall not preclude or prevent any individual who was a Company employee within the last twelve months and whose employment is currently with Seller (a "Former Company Employee") from being rehired by the Company following the date hereof and shall release Former Company Employees from any restrictive covenants (excluding confidentiality obligations or obligations regarding Seller's proprietary rights) to the extent such covenants would otherwise prohibit such Former Company Employee from working with Company.

RELATIONSHIP OF PARTIES
The Parties are independent contractors under this Agreement.  Except as expressly set forth herein, neither Party has the authority to, and each Party agrees that it shall not, directly or indirectly contract any obligations of any kind in the name of or chargeable against the other Party without such Party's prior written consent.
8.	ASSIGNMENT; SUCCESSORS AND ASSIGNS
Neither Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party hereto.  This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.  Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Seller or the Company, or their respective successors or permitted assigns, any rights or remedies under or by reason of this Agreement.
9.	NOTICES
All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier or e-mail, or (c) sent by mail, certified or registered mail with postage prepaid or by a nationally recognized next-day or overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a Party may designate by notice to the other Party).  All such notices, consents, waivers and other communications shall be deemed to have been given when received (x) if delivered by hand, on the day of such delivery, if prior to 5:00 p.m., (y) if by mail, certified or registered mail, next-day or overnight delivery, on the day delivered, and (z) if by telecopier or e-mail, on the business day on which received.

If to Seller, to:	100 Lakeside Drive Suite 100 Horsham, PA 19044 Facsimile: (215) 619-3209 Attention: President E-mail: dmcgrath@photomedex.com
with a copy (which will not constitute notice to Seller) to:	Proskauer Rose LLP Eleven Times Square New York, New York 10036 Facsimile: (212) 969-2900 Attention: Paul I. Rachlin Michael E. Callahan E-mail: prachlin@proskauer.com; mcallahan@proskauer.com
If to the Company, to:	7840 Montgomery Road Cincinnati, Ohio 45236 Attention: Chief Executive Officer
with a copy (which will not constitute notice to the Company) to:	Wood & Lamping LLP 600 Vine Street Suite 2500 Cincinnati, Ohio 45202-2491 Fax:(513) 419-6473 Attention: Robert M. M. Shaffer E-mail: RMShaffer@woodlamping.com
10.	ENTIRE AGREEMENT
This Agreement, including Exhibit A, together with the Purchase Agreement, contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.  Each Party's representations and warranties shall survive the execution and delivery of this Agreement.
11.	GOVERNING LAW; SUBMISSION TO JURISDICTION
This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflicts of laws principles that would otherwise cause the application of the laws of another jurisdiction.  Any action or Proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any Party in the courts of the State of Ohio located in Hamilton, Ohio, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Ohio, and each Party consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or Proceeding and waives any objection to venue laid therein.  Process in any action or Proceeding referred to in the preceding sentence may be served on any Party anywhere in the world.
12.	AMENDMENT; WAIVER
Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Seller and the Company, or in the case of a waiver, by the Party against whom the waiver is to be effective.  No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

13.	FURTHER ASSURANCES
Each Party agrees (a) to furnish upon request to the other Party such further information, (b) to execute and deliver to the other Party such other documents, and (c) to do such other reasonable acts and things as may be necessary, proper or advisable, all as the other Party may reasonably request for the purpose of carrying out the provisions and purposes of this Agreement and the documents referred to in this Agreement.

COUNTERPARTS
This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Agreement

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

PHOTOMEDEX, INC., a Nevada corporation

By: /s/ Dennis M. McGrath
         Name: Dennis M. McGrath
         Title: President/CFO

LCA-VISION INC., a Delaware corporation

By: /s/ Craig P.R. Joffee
         Name: Craig P.R. Joffee
         Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED BY:
VISION ACQUISITION, LLC, a
Delaware limited liability company

By:  /s/ Craig P.R. Joffee
    Name:Craig P.R. Joffee
    Title: Chief Executive Officer

EXHIBIT A

TRANSITION SERVICE	DESCRIPTION
Accounting, Reporting & Human Resource Services	•Accounts Payable Processing, •Accounts Receivable Processing, •Payroll Processing •Tax & Accounting Reporting Support •Benefits support
Call Center Services	•XTRAC call handling and reporting
Information Technology Services	•De-coupling of systems planning and implementation